UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRANSDIGM GROUP INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SUPPLEMENT DATED MARCH 9, 2021
TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF TRANSDIGM GROUP INCORPORATED
TO BE HELD MARCH 18, 2021

Explanatory Note
This supplement to the Proxy Statement dated February 5, 2021 (the “Original Proxy Statement”) of TransDigm Group Incorporated (the “Company”) modifies page 22 of the Original Proxy Statement under the heading “2020 Performance Recap” to include under the table at the top of page 22, a cross-reference to Annex A of the Company’s 2020 Annual Report for a reconciliation of income from continuing operations to EBITDA and EBITDA As Defined and a reconciliation of income from continuing operations to adjusted net income. The Company’s Original Proxy Statement inadvertently omitted the cross-reference to the Company’s reconciliation of income from continuing operations to EBITDA and EBITDA As Defined and reconciliation of income from continuing operations to adjusted net income, which reconciles GAAP to non-GAAP measures. Although the Company has consistently included such cross-reference in prior years, the reference was inadvertently deleted during the drafting of this year’s Original Proxy Statement. The reconciliations and other information regarding these non-GAAP measures can be found on pages 29-32 and within Annex A of the Company’s 2020 Form 10-K/Annual Report, which was sent to shareholders together with the Original Proxy Statement. For shareholders’ convenience, the reconciliations of income from continuing operations to EBITDA and EBITDA As Defined and income from continuing operations to adjusted net income for fiscal years 2019 and 2020 is also set forth below.
Revisions to 2020 Performance Recap
The following text amends and supplements the 2020 Performance Recap to include directly below the chart at the top of page 22 of the Original Proxy Statement:
“EBITDA, EBITDA As Defined, Adjusted Net Income and Adjusted Earnings Per Share are all non-GAAP measures. See pages 29-32 and Annex A to the 2020 Form 10-K/Annual Report accompanying this proxy statement for a reconciliation of income from continuing operations to EBITDA and EBITDA As Defined and a reconciliation of income from continuing operations to adjusted net income and information about the Company’s use of these measures.”
For shareholders’ convenience, the reconciliations of income from continuing operations to EBITDA and EBITDA As Defined and income from continuing operations to adjusted net income for fiscal years 2019 and 2020 is also set forth below:
Reconciliation of income from continuing operations to EBITDA and EBITDA As Defined (in millions):

	2019	2020
Income from continuing operations	$841	$653
Adjustments:
Depreciation and amortization expense	226	283
Interest expense, net	859	1,029
Income tax provision	222	87
EBITDA	2,148	2,052
Adjustments:
Refinancing costs	3	28
Acquisition related costs	169	31
Non-cash compensation and deferred compensation costs	93	93
COVID-19 pandemic & 737 Max restructuring costs	—	54
Other	6	20
EBITDA As Defined	$2,419	$2,278
Reconciliation of income from continuing operations to adjusted net income (in millions):

	2019	2020
Income from continuing operations	$841	$653
Adjustments:
Gross adjustments from EBITDA to EBITDA As Defined	271	226
Purchase accounting backlog amortization	38	53
Tax adjustment	(122)	(103)
Adjusted Net Income	$1,028	$829
Required Vote
Proxies received since the mailing date of the Original Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy. If you have already voted your shares and you do not wish to change your vote, you do not need to re-cast your vote.